Exhibit 99.1

authID Inc. Reports Financial and Operating Results for the Third Quarter Ended September 30, 2022

Management to Host Conference Call Today at 5:30 p.m. EST

DENVER, Nov. 10, 2022 (GLOBE NEWSWIRE) -- authID Inc. (Nasdaq: AUID), a leading provider of secure identity authentication solutions, today reported financial and operating results for the third quarter and nine months ended September 30, 2022.

“I am pleased to report that the efforts of our team during the third quarter led to the successful introduction of Human Factor Authentication™ (HFA) and the launch of Verified 3.0, authID’s transformative platform,” said Tom Thimot, CEO of authID. “Potential partners and customers are finding Verified 3.0’s pioneering human-centric authentication solution compelling, as it addresses cyber risks that exploit human error, removes barriers to workforce productivity, and achieves reduced friction for consumers.

“authID has evolved significantly during the year. Today’s Verified 3.0 platform responds to the alarming increase in cybersecurity breaches that exploit compromised credentials and legacy MFA. HFA identifies the human behind the device, and our own FIDO2 certified, passwordless authentication technology delivers a more secure, streamlined authentication solution for our customers. Our strong sales pipeline gives us confidence that our highly differentiated Human Factor Authentication addresses mission-critical security issues.

“Macro-economic headwinds have lengthened sales cycles and impacted our revenues. Looking ahead, with our technology and competitive position strengthened, we believe the Company has sufficient cash and credit facilities to support operations through 2023. During this time, we anticipate sales to ramp to support our revised target of reaching positive cash flow in late 2024,” concluded Thimot.

Financial Results for the Three Months and Nine Months Ended September 30, 2022

The following highlights comprise results from continuing operations, and reflect the Company’s previously announced plan to exit non-core businesses in South Africa and Colombia. The Cards Plus business was sold on August 29, 2022, and the exit from the non-core business in Colombia is in process. These businesses are classified in authID’s financial statements as discontinued operations and assets held for sale.

●	For both the three and nine-month periods, Verified software license revenue increased year over year. Total revenue for the three months ended September 30, 2022 was $0.03 million comprising only Verified software license revenue, compared with total revenue of $0.2 million for the same period in 2021, of which $0.01 million was from licenses of Verified software. For the nine months ended September 30, 2022, total revenue was $0.3 million, of which $0.1 million comprised Verified software license revenue. This compared with total revenue for the nine months ended September 30, 2021 of $0.5 million, of which $0.05 million was from Verified software license sales.

●	Net loss for the three months ended September 30, 2022 was $6.3 million, compared with $5.2 million a year ago. For the nine-month period in 2022, net loss totaled $18.2 million, of which non-cash charges were $8.3 million. This compared with a net loss of $10.7 million, of which $5.3 million were non-cash charges, for the comparable period in 2021. Expenses for the nine months of 2022 rose from a year ago as the company accelerated its investment in staff, technology, and sales and marketing, starting in the second half of 2021.

●	Net loss per share for the three months ended September 30, 2022 was $0.25, compared with $0.22 for the three months ended September 30, 2021. For the nine months ended September 30, 2022, net loss per share totaled $0.73, compared with a net loss of $0.50 per share for the comparable period a year ago.

●	Adjusted EBITDA loss for the three months ended September 30, 2022 was $3.3 million, compared with $2.6 million for the three months ended September 30, 2021. For the nine months ended September 30, 2022, Adjusted EBITDA loss was $9.1 million, compared with $5.0 million, for the comparable period a year ago.

Refer to Table 1 for reconciliation of net loss to Adjusted EBITDA (a non-GAAP measure).

Highlights for the Third Quarter of 2022 and Subsequent Weeks:

●	In September, signed with financial compliance platform Kompliant, as well as additional financial services customers during the quarter

●	In October, launched Verified 3.0, a next-generation platform that delivers Human Factor Authentication™. Verified HFA closes security gaps for enterprise workforce and consumer applications by combining passwordless authentication with biometric certainty to shut down access, privileges, and lateral movement for unauthorized users and provide a streamlined path to zero trust architecture. Verified 3.0’s best-of-breed FIDO2 passwordless authentication is FIDO Alliance certified ensuring it is compliant and interoperable with FIDO specifications and binds strong, “unphishable”, passwordless authentication with biometric identity.

●	With the launch of Verified 3.0 and enhanced support for OpenIdConnect protocols, the Company is building a more robust CloudConnect environment that offers its customers streamlined access to the ecosystem of Identity Access Management (IAM), Privileged Access Management (PAM), and Endpoint Detection and Response (EDR) providers, including Okta, Auth0, BeyondTrust, Senhasegura, and VMWare.

●	In October, was awarded “Best Biometrics Use in Payments” by Juniper Research whose Future Digital Awards recognize the most impactful financial products and services driving innovation across banking, retail, fintech, payments, and retail.

Today’s Conference Call and Webcast

The Company will host a webcast and conference call today at 5:30 p.m. EST to discuss the financial results and provide a corporate update.

●	To listen to the webcast and view the presentation, investors can follow this link: https://edge.media-server.com/mmc/p/6q7ucquo

●	Those parties interested in asking questions during the live call should also register here: Registration Link for Teleconference Dial In. Participants can pre-register in advance of the call and receive the dial in number and a PIN, which cannot be shared with others.

●	A replay of the event and a copy of the presentation will also be available for 90 days via authID’s Investor Relations news and events web page at: https://investors.authid.ai/news-and-events/events-and-presentations

About authID

At authID (Nasdaq: AUID), We Are Digital Identity®. authID provides secure identity authentication through Verified™, an easy-to-integrate Human Factor Authentication™ (HFA) platform. Human Factor Authentication combines strong FIDO2 passwordless device authentication with cloud biometrics to authenticate the human behind the device. Powered by sophisticated biometric and artificial intelligence technologies, authID eliminates passwords to fortify enterprise security and trust between organizations, employees, and customers. For more information, go to www.authid.ai.

Forward-Looking Statements

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third-party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the war in Ukraine, the Covid-19 pandemic, inflationary pressures, rising energy prices, increases in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2021 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Investor Relations Contacts:

Grace DeFries authID SVP, Marketing Communications & Investor Relations investor-relations@authID.ai	Ina McGuinness The Bliss Group 805.427.1372

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) income tax expense, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Loss from continuing operations to Adjusted EBITDA continuing operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from continuing operations	$(6,190,347)	$(4,933,687)	$(17,656,872)	$(10,309,438)

Addback:

Interest expense	437,301	29,577	931,205	580,928
Other expense (income)	42,148	(491,643)	38,908	(971,799)
Severance cost	-	-	150,000	-
Depreciation and amortization	213,049	288,731	673,882	868,166
Taxes	(7,052)	(2,393)	1,048	4,554
Stock compensation	2,227,764	2,533,943	6,726,871	4,795,069
Adjusted EBITDA continuing operations (Non-GAAP)	$(3,277,137)	$(2,575,472)	$(9,134,958)	$(5,032,520)

The company defines Booked Annual Recurring Revenue or BARR, as the amount of annual recurring revenue represented by either (a) the minimum amounts payable under contracted orders for our Verified products booked by customers with authID, or (b) the estimated amounts of annual recurring revenue, we believe will be earned under such contracted orders. The amount of BARR signed in the third quarter of 2022 was $40,000, bringing the cumulative amount of BARR as of September 30, 2022 to $201,000.

The company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue derived from sales of our Verified products during the last month of the relevant period (in this case September 2022) as determined in accordance with GAAP, multiplied by 12. The amount of ARR as of September 30, 2022 is approximately $132,000.

BARR may be distinguished from ARR, as BARR does not take into account the time to implement any contract for Verified, nor for any ramp in adoption, or seasonality of usage of the Verified products. BARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	BARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as BARR or ARR at any time.

●	BARR and ARR are to be considered “forward looking statements” and subject to the same risks, as other such statements (see note on “Forward Looking Statements” above).

●	BARR & ARR only include revenues from sale of our Verified products and not other revenues.

●	BARR & ARR do not include amounts we consider as non-recurring revenues (for example one-off implementation fees).

AUTHID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues:
Verified software license	$30,023	$12,281	$116,925	$45,302
Legacy authentication services	-	157,068	144,559	418,878
Total revenues, net	30,023	169,349	261,484	464,180

Operating Expenses:
General and administrative	3,914,580	4,467,040	11,583,798	8,526,671
Research and development	1,620,344	811,724	4,689,515	1,765,098
Depreciation and amortization	213,049	288,731	673,882	868,166
Total operating expenses	5,747,973	5,567,495	16,947,195	11,159,935

Loss from continuing operations	(5,717,950)	(5,398,146)	(16,685,711)	(10,695,755)

Other Income (Expense):
Other income (expense), net	(42,148)	491,643	(38,908)	971,799
Interest expense, net	(437,301)	(29,577)	(931,205)	(580,928)
Other income (expense), net	(479,449)	462,066	(970,113)	390,871

Loss from continuing operations before income taxes	(6,197,399)	(4,936,080)	(17,655,824)	(10,304,884)

Income tax (expense) benefit	7,052	2,393	(1,048)	(4,554)

Loss from continuing operations	(6,190,347)	(4,933,687)	(17,656,872)	(10,309,438)

Gain (Loss) from discontinued operations	43,645	(265,218)	(363,385)	(437,076)
Loss from sale of a discontinued operation	(188,247)	-	(188,247)	-
Total loss from discontinued operations	(144,602)	(265,218)	(551,632)	(437,076)

Net loss	$(6,334,949)	$(5,198,905)	$(18,208,504)	$(10,746,514)

Net Loss Per Share - Basic and Diluted
Continuing operations	$(0.25)	$(0.22)	$(0.73)	$(0.50)
Discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted Average Shares Outstanding - Basic and Diluted	24,821,962	22,088,865	24,353,206	20,703,970

AUTHID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current Assets:
Cash	$7,105,967	$5,767,276
Accounts receivable, net	36,080	26,846
Other current assets	1,009,323	502,721
Current assets held for sale	81,412	629,752
Total current assets	8,232,782	6,926,595

Property and Equipment, net	-	25,399
Other Assets	300,172	2,501
Intangible Assets, net	1,744,143	2,379,451
Goodwill	4,183,232	4,183,232
Non-current assets held for sale	28,857	312,831
Total assets	$14,489,186	$13,830,009

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,007,631	$1,778,092
Convertible debt	662,000	662,000
Deferred revenue	96,933	199,007
Current liabilities held for sale	100,368	295,332
Total current liabilities	2,866,932	2,934,431
Non-current Liabilities:
Convertible debt	7,699,754	-
Total liabilities	10,566,686	2,934,431

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
Common stock, $0.0001 par value, 250,000,000 and 1,000,000,000 shares authorized; 24,914,418 and 23,294,024 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2,490	2,329
Additional paid in capital	137,889,398	126,581,702
Accumulated deficit	(134,108,443)	(115,899,939)
Accumulated comprehensive income	139,055	211,486
Total stockholders’ equity	3,922,500	10,895,578
Total liabilities and stockholders’ equity	$14,489,186	$13,830,009